                                                                   EXHIBIT 12
                                                                   (PAGE 1 OF 2)

                         MATTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                  (UNAUDITED)

                                                                          FOR THE YEARS ENDED DECEMBER 31, (a)
                                                                  ----------------------------------------------------
                                                                     1996      1995       1994       1993       1992
                                                                  --------   --------   --------   --------   --------
EARNINGS AVAILABLE FOR FIXED CHARGES:
  Income before income taxes, cumulative effect of                $545,741   $532,902   $393,632   $236,646   $282,945
    changes in accounting principles and extraordinary item
  Less (plus) minority interest and
    undistributed income (loss)
    of less-than-majority-owned
    affiliates, net                                                    317        197        215        124        (23)
  Add:
    Interest expense                                                75,529     73,589     55,449     62,614     68,716
    Appropriate portion of rents (b)                                15,213     14,276     11,242     11,276     11,898
                                                                  --------   --------   --------   --------   --------

  Earnings available for fixed charges                            $636,800   $620,964   $460,538   $310,660   $363,536
                                                                  ========   ========   ========   ========   ========
FIXED CHARGES:
  Interest expense                                                $ 75,529   $ 73,589   $ 55,449   $ 62,614   $ 68,716
  Capitalized interest                                               1,789        693        285         --         --
  Appropriate portion of rents (b)                                  15,213     14,276     11,242     11,276     11,898
                                                                  --------   --------   --------   --------   --------

  Fixed charges                                                   $ 92,531   $ 88,558   $ 66,976   $ 73,890   $ 80,614
                                                                  ========   ========   ========   ========   ========
Ratio of earnings to fixed charges
                                                                      6.88X      7.01X      6.88X      4.20X      4.51X
                                                                  ========   ========   ========   ========   ========

(a) Consolidated financial information for 1993 and 1992 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.

(b) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total expense.

                                                                      EXHIBIT 12
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                  (UNAUDITED)


                                                                          FOR THE YEARS ENDED DECEMBER 31, (a)
                                                                --------------------------------------------------------
                                                                  1996        1995        1994        1993        1992
                                                                --------    --------    --------    --------    --------
EARNINGS AVAILABLE FOR FIXED CHARGES:
  Income before income taxes, cumulative effect of
    changes in accounting principles and extraordinary item     $545,741    $532,902    $393,632    $236,646    $282,945
  Less (plus) minority interest and undistributed income
    (loss) of less-than-majority-owned affiliates, net               317         197         215         124         (23)
  Add:
    Interest expense                                              75,529      73,589      55,449      62,614      68,716
    Appropriate portion of rents (b)                              15,213      14,276      11,242      11,276      11,898
                                                                --------    --------    --------    --------    --------
  Earnings available for fixed charges                          $636,800    $620,964    $460,538    $310,660    $363,536
                                                                ========    ========    ========    ========    ========
FIXED CHARGES:
  Interest expense                                              $ 75,529    $ 73,589     $55,449     $62,614     $68,716
  Capitalized interest                                             1,789         693         285           -           -
  Dividends - Series F preference stock                                -       3,342       4,689       4,894       4,826
  Appropriate portion of rents (b)                                15,213      14,276      11,242      11,276      11,898
                                                                --------    --------    --------    --------    --------
  Fixed charges                                                 $ 92,531    $ 91,900    $ 71,665    $ 78,784    $ 85,440
                                                                ========    ========    ========    ========    ========
Ratio of earnings to fixed charges                                  6.88X       6.76X       6.43X       3.94X       4.25X
                                                                ========    ========    ========    ========    ========

(a) Consolidated financial information for 1993 and 1992 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests.

(b) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.